EXHIBIT 5.1



                Form of Opinion of Kennedy, Baris & Lundy, L.L.P.

                 [Letterhead of Kennedy, Baris & Lundy, L.L.P.]













FCNB Corp                 .                           FCNB Capital Trust

7200 FCNB Court                                       7200 FCNB Court

Frederick, Maryland  21703                            Frederick, Maryland  21703



         Re: Registration Statement on Form S-3 of FCNB Capital Trust and FCNB Corp (File Nos. 333-_______ and 333-_______-01)



Gentlemen:



         We have acted as counsel to FCNB Corp, a Maryland corporation (the "Company"), and FCNB Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, preferred securities (the "Preferred Securities") of the Trust, subordinated debentures (the "Subordinated Debentures") of the Company and the guarantee of the Company with respect to the Preferred Securities (the "Guarantee").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Trust with the Secretary of State of the State of Delaware on ___________, 1998; (ii) the Trust Agreement, dated as of ____________, 1998, with respect to the Trust; (iii) the form of the Amended and Restated Trust Agreement with respect to the Trust; (iv) the form of the Preferred Securities of the Trust; (v) the form of Guarantee between the Company and ___________________________, as trustee; (vi) the form of
Subordinated Debentures; and (vii) the form of the indenture (the "Indenture") between the Company and ______________________________, as trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

FCNB Corp
FCNB Capital Trust
May ___, 1998
Page 2



         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement, the Preferred Securities, the Guarantee, the Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust, and others.

         Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

         1. After the Indenture has been duly executed and delivered, the Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

         2. The Guarantee, when duly executed and delivered by the parties hereto, will be a valid and binding agreement of the Company, enforceable against  the  Company in  accordance  with its terms,  except to the extent that
enforcement   thereof   may   be   limited   by  (i)   bankruptcy,   insolvency,
reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

FCNB Corp
FCNB Capital Trust
May ___, 1998

Page 3



         We hereby consent to the use of our name under the caption "Validity of Securities" in the Prospectus forming a part of the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.





                                            Very truly yours,



                                            /s/ Kennedy, Baris & Lundy, L.L.P.

                                   EXHIBIT 5.2



                Form of Opinion of Richards Layton & Finger, P.A.

                    [LETTERHEAD OF RICHARDS, LAYTON & FINGER]





                                  May ___, 1998









FCNB Capital Trust

c/o FCNB Corp

7200 FCNB Court

Frederick, Maryland  21703





         Re:      FCNB Capital Trust



Ladies and Gentlemen:



         We have acted as special Delaware counsel for FCNB Capital Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.



         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:



         (a) The Certificate of Trust of the Trust, dated May ___, 1997 (the "Certificate"), as filed in the office of the Secretary of the State of Delaware (the "Secretary of State") on May ___, 1997;



         (b) The Trust Agreement of the Trust, dated as of May ___, 1997, among FCNB Corp, a Maryland corporation (the "Company"), and the trustees of the Trust named therein;

FCNB Corp
FCNB Capital Trust
May ___, 1998
Page 2




         (c) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus") relating to the ___% Preferred Securities of the Trust representing preferred undivided beneficial interests in the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities") as filed by the Company and the Trust as set forth therein with the Securities and Exchange Commission on May ___, 1997;



         (d) A form of Amended and Restated Trust Agreement of the Trust, to be entered into among the Company, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the Trust (the "Trust Agreement"), attached as an exhibit to the Registration Statement; and



         (e) A Certificate of Good Standing for the Trust, dated May ___, 1997, obtained from the Secretary of State.



         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.



         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated therein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.



         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.



         For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred

FCNB Corp
FCNB Capital Trust
May ___, 1998
Page 3



Security acquired by it, in accordance with the Trust Agreement and the Prospectus, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Prospectus. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.



         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.



         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:



         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C ss.3801, et seq.



         2. The Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the trust.



         3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.



         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

FCNB Corp
FCNB Capital Trust
May ___, 1998
Page 4



                           Very truly yours,